UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 15, 2017

LIBERTY TAX, INC.

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-35588 (Commission File Number)	27-3561876 (I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454

(Address of Principal Executive Offices)  (Zip Code)

(757) 493-8855

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	The 2017 annual meeting of stockholders of Liberty Tax, Inc. (the "Company") was held on September 15, 2017.

(b)	The voting results of the proposals submitted to a vote of the Company’s stockholders at the annual meeting are set forth below.

1)	Each of the following nominees for director was elected by the holders of the Company’s Class A Common Stock and the Company’s Special Voting Preferred Stock to serve until the next annual meeting of stockholders or until a respective successor is elected and qualified:

Director Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
John R. Garel	8,660,246	163,179	0	1,594,110
Steven Ibbotson	8,552,066	271,359	0	1,594,110
Ross N. Longfield	8,110,947	712,478	0	1,594,110
George T. Robson	8,106,253	717,172	0	1,594,110

The following directors were elected by John T. Hewitt, as the holder of all of the Company’s Class B Common Stock, to serve until the next annual meeting of stockholders or until a respective successor is elected and qualified: Gordon D’Angelo, John T. Hewitt, Ellen M. McDowell, Robert M. Howard and Thomas Herskovits.

2)	The proposal for the ratification of the appointment of KPMG, LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2018 was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,382,303	20,930	14,302	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY TAX, INC.

Date: September 21, 2017	By:	/s/ Vanessa Szajnoga
Vanessa Szajnoga
Vice President and General Counsel